//Name//
                                                                        --------

                     MEDICALOGIC, INC. STOCK INCENTIVE PLAN
                             STOCK OPTION AGREEMENT


          This Stock Option Agreement ("Agreement") is made between MedicaLogic, Inc., an Oregon corporation (the "Company"), and //Name// ("Optionee"), pursuant to the Company's Stock Incentive Plan (the "Plan"). The Company and Optionee agree as follows:

     1. Option Grant. The Company hereby grants to Optionee, on the terms and subject to the conditions of this Agreement, the right and the option (the "Option") to purchase all or any part of //Stock// shares of the Company's common stock at a purchase price of $//Price// per share. The Option is intended to be an Incentive Stock Option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Grant Date. The Grant Date for this Option is //Grant Date//. The Option shall continue in effect until the date ten years after the Grant Date (the "Expiration Date"), unless earlier terminated as provided in Section 5 or
Section 8 of this Agreement.

     3. Vesting Reference Date. The Vesting Reference Date for this Option is //Vest_Date//.

     4. Time of Exercise of Option. Until it expires or is terminated as provided in Section 5 or Section 8, this Option may be exercised from time to time to purchase up to the number of shares that have vested as of the time of exercise. One sixth (1/6) of the shares under the Option shall vest on the six-month anniversary of the Vesting Reference Date and the remaining five sixths (5/6) of the shares under the Option shall vest ratably over a period of 30 months beginning on the seven-month anniversary of the Vesting Reference Date so that 1/36th of the shares under the Option shall vest on each of the seventh through the thirty-sixth monthly anniversaries of the Vesting Reference Date; provided, however, that all Shares shall vest immediately in the event Optionee's employment with the Company is terminated by the Company without cause. For purposes of the preceding sentence, the circumstances in which the Company will have cause to terminate Optionee shall include, without limitation,
(i) any misappropriation by Optionee of funds or property of the Company; (ii) the conviction of or plea of guilty or nolo contendere by Optionee of a felony or of any crime involving moral turpitude; (iii) Optionee's engagement in illegal, immoral or similar conduct tending to place Optionee or the Company, by association with Optionee, in disrepute; and (iv) Optionee's nonperformance or gross dereliction of duty.

     5. Termination of Employment.

          5.1 Termination Not Involving Death or Disability. If Optionee's employment by the Company is terminated due to retirement or for any reason other than death or physical disability, the Option may be exercised at any time prior to the Expiration Date or the expiration of three months after the date of termination of employment, whichever is the shorter period, but only if and to the extent Optionee was entitled under Section 4 of this Agreement to exercise the Option on the date of termination of employment.

          5.2 Termination Involving Death or Disability. If Optionee's employment by the Company is terminated because of death or physical disability (within the meaning of Section 22(e) (3) of the Code), the Option may be exercised at any time prior to the Expiration Date or the expiration of one year after the date of termination, whichever is the shorter period, for the greater of (i) the number of remaining shares for which Optionee was entitled under
Section 4 to exercise the Option on the date of termination or (ii) the number of remaining shares for which Optionee would have been entitled to exercise the Option if the Option had been 50 percent exercisable on the date of termination. If Optionee's employment is terminated by death, the Option shall be exercisable only by the person or persons to whom Optionee's rights under the Option pass by Optionee's will or by the laws of descent and distribution of the state or country of Optionee's domicile at the time of death.

     6. Method of Exercise of Option.

          6.1 Notice of Exercise; Payment for Shares. The Option may be exercised only by notice in writing from Optionee to the Company of Optionee's intention to exercise, specifying the number of shares Optionee desires to purchase and the date on which Optionee desires to complete the transaction, which may not be more than 30 days after receipt of the notice, and, unless in the opinion of counsel for the Company such a representation is not required to comply with the Securities Act of 1933, as amended, containing a representation that it is Optionee's intention to acquire the shares for investment and not with a view to resale or distribution. On or before the date specified for completion of the purchase, Optionee must have paid the Company the full purchase price in cash, including cash that may be the proceeds of a loan from the Company, in shares of Company common stock previously acquired by Optionee valued at fair market value, or in any combination of cash and shares of the Company's common stock. No shares shall be issued until full payment therefore has been made.

          6.2 Withholding. Upon notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the shares for which the Option was exercised, Optionee shall pay to the Company amounts necessary to satisfy any applicable federal, state, and local withholding tax withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, Optionee shall pay such amount to the Company on demand. If Optionee fails to pay any amount demanded, the Company shall have the right to withhold that amount from other amounts payable by the Company to Optionee, including salary, subject to applicable law.

     7. Non transferabilitv of Option. The Option may not be assigned or transferred by Optionee except by will or by the laws of descent and distribution of the state or country of his or her domicile at the time of death, and during Optionee's lifetime the Option may be exercised only by Optionee.

     8. Changes in Capital Structure.

          8.1 If during the term of the Option the outstanding shares of common stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, plan of exchange, re capitalization, reclassification, stock split, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors of the Company in the number and kind of shares subject to the Option. Such adjustments shall be made without change in the total price application to the unexercised portion of the Option and with a corresponding adjustment in the exercise price per share. Any such adjustment made by the Board of Directors shall be conclusive.

          8.2 In the event of dissolution or liquidation of the Company or a merger, consolidation, or plan of exchange affecting the Company, in lieu of making any adjustments that may be provided for above in this Section 8 or in lieu of having the Option continue unchanged, the Board of Directors may, in its sole discretion, provide a 30-day period prior to such event during which the Option will be exercisable for 100 percent of the shares subject to the Option and after which the Option will terminate.

     9. Conditions on Obligations. The Company shall not be obligated to issue shares upon exercise of the Option if the Company is advised by its legal counsel that such issuance would violate applicable state or federal laws, including securities laws. The Company will use its best efforts to take any steps required by state or federal law or applicable regulations in connection with issuance of shares upon exercise of the Option.

     10. Transferability of Shares Acquired Upon Exercise of Option. Prior to issuance of any shares pursuant to this Agreement, Optionee shall become a party to the Company's Shareholders Agreement, as then in effect including all amendments and supplements thereto, by delivering a signature page or supplemental signature page thereto, and all shares acquired upon exercise of the Option and all shares issued in respect of such shares in connection with a stock dividend, stock split, reverse stock split, re capitalization or other corporate change shall be held by Optionee subject to the transfer restrictions contained in such Shareholders Agreement.

     11. Specific Performance. Optionee acknowledges and agrees that the Company will suffer irreparable hardship if Optionee fails to comply with this Agreement, and that monetary damages will be inadequate to compensate the Company for such failure. Accordingly, Optionee agrees that this Agreement may be enforced by specific performance or other injunctive relief, in addition to any other remedies available at law or in equity.

     12. Legend. All certificates representing Exercise Shares shall be endorsed with a legend, substantially in the following form, in addition to any other legends required by law:

                    "Transfer of the shares represented by this certificate is restricted by the terms of an agreement between the corporation and the record holder hereof, a copy of which can be obtained by the record holder from the Secretary of the corporation."

     13. Notices. Any required or permitted notice shall be given in writing and shall be deemed given upon personal delivery or upon deposit in the United States mail by registered or certified mail, postage prepaid. Any notice to Optionee shall be addressed to Optionee at Optionee's address shown on the corporate records, and any notice to the Company shall be addressed to the Company at its registered office.

     14. No Right to Employment. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to be continued in the employment of the Company or to interfere in any way with the right of the Company to terminate the Optionee's employment at any time for any reason.

     15. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and may be amended only by written agreement between the Company and Optionee.

     16. Successors of Company. This Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company.

     17. Governing Law, Severability. This Agreement shall be governed by and construed in accordance with the laws of Oregon, without regard to the choice of law rules applied in the courts of such state. If any provision or provisions of this Agreement are found to be unenforceable, the remaining provisions shall nevertheless be enforceable and shall be construed as if the unenforceable provisions were deleted.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

THE COMPANY:               MEDICALOGIC, INC.
                           By:
                                    GUY E. FIELD

                           Title:  VP of Finance
                           20500 NW Evergreen Parkway
                           Hillsboro, OR 97124

OPTIONEE:                  _______________________________________
                                        [Signature]